WISDOMTREE TRUST

                                TRUST INSTRUMENT

                            Dated: December 15, 2005

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                                Table of Contents

ARTICLE I NAME; FORMATION; DEFINITIONS.........................................1
   Section 1.   NAME...........................................................1
   Section 2.   FORMATION OF THE TRUST.........................................1
   Section 3.   DEFINITIONS....................................................1
ARTICLE II THE TRUSTEES........................................................3
   Section 1.   MANAGEMENT OF THE TRUST........................................3
   Section 2.   INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES..............3
   Section 3.   TERM OF OFFICE OF TRUSTEES.....................................3
   Section 4.   VACANCIES; APPOINTMENT OF TRUSTEES.............................3
   Section 5.   TEMPORARY VACANCY OR ABSENCE...................................4
   Section 6.   CHAIRMAN.......................................................4
   Section 7.   ACTION BY THE TRUSTEES.........................................4
   Section 8.   OWNERSHIP OF TRUST PROPERTY....................................4
   Section 9.   EFFECT OF TRUSTEES NOT SERVING.................................5
   Section 10.  TRUSTEES AND OTHERS AS SHAREHOLDERS............................5
ARTICLE III POWERS OF THE TRUSTEES.............................................5
   Section 1.   POWERS.........................................................5
   Section 2.   CERTAIN TRANSACTIONS...........................................7
ARTICLE IV SERIES; CLASSES; SHARES.............................................8
   Section 1.   ESTABLISHMENT OF SERIES AND CLASSES............................8
   Section 2.   SHARES.........................................................8
   Section 3.   INVESTMENTS IN THE TRUST.......................................8
   Section 4.   ASSETS AND LIABILITIES OF SERIES...............................9
   Section 5.   OWNERSHIP AND TRANSFER OF SHARES..............................10
   Section 6.   STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY.........10
ARTICLE V DISTRIBUTIONS AND REDEMPTIONS.......................................10
   Section 1.   DISTRIBUTIONS.................................................10
   Section 2.   REDEMPTIONS...................................................11
   Section 3.   DETERMINATION OF NET ASSET VALUE PER SHARE....................11
   Section 4.   SUSPENSION OF RIGHT OF REDEMPTION.............................11
ARTICLE VI SHAREHOLDERS' VOTING POWERS AND MEETINGS...........................12
   Section 1.   VOTING POWERS.................................................12
   Section 2.   MEETINGS OF SHAREHOLDERS......................................12
   Section 3.   QUORUM; REQUIRED VOTE.........................................12
ARTICLE VII CONTRACTS WITH SERVICE PROVIDERS..................................13
   Section 1.   INVESTMENT ADVISORY CONTRACTS.................................13
   Section 2.   DISTRIBUTION CONTRACTS........................................13
   Section 3.   CUSTODY AGREEMENTS............................................13
   Section 4.   OTHER CONTRACTS...............................................13
   Section 5.   PARTIES TO CONTRACTS WITH SERVICE PROVIDERS...................13
ARTICLE VIII EXPENSES OF THE TRUST AND SERIES.................................14
ARTICLE IX LIMITATION OF LIABILITY AND INDEMNIFICATION........................14
   Section 1.   LIMITATION OF LIABILITY.......................................14
   Section 2.   INDEMNIFICATION...............................................15
   Section 3.   INDEMNIFICATION OF SHAREHOLDERS...............................16


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ARTICLE X MISCELLANEOUS.......................................................16
   Section 1.   TRUST NOT A PARTNERSHIP.......................................16
   Section 2.   TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY..............17
   Section 3.   RECORD DATES..................................................17
   Section 4.   TERMINATION OF THE TRUST......................................17
   Section 5.   REORGANIZATION................................................18
   Section 6.   TRUST INSTRUMENT..............................................19
   Section 7.   APPLICABLE LAW................................................19
   Section 8.   AMENDMENTS....................................................19
   Section 9.   FISCAL YEAR...................................................20
   Section 10.  SEVERABILITY..................................................20
   Section 11.  INTERPRETATION................................................20


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                                WISDOMTREE TRUST

                                TRUST INSTRUMENT

      This TRUST INSTRUMENT is made as of December 15, 2005, by the Trustees named hereunder for the purpose of establishing a statutory trust, in accordance with the provisions hereinafter set forth, for the investment and reinvestment of funds contributed thereto by investors. The Trustees declare that all cash, securities, and other property that the Trust now possesses or may hereafter acquire from time to time in any manner shall be held and managed IN TRUST pursuant to this Trust Instrument.

                                    ARTICLE I

                          NAME; FORMATION; DEFINITIONS

      Section 1. NAME. The Trust created hereby shall be known as "WisdomTree Trust," and the Trustees shall conduct its business, and on its behalf make and execute contracts and other instruments and sue and be sued, under that name or any other name they from time to time determine in their discretion. Any name change shall become effective on the execution by a majority of the Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Act. Any such instrument shall not require the approval of the Shareholders but shall have the status of an amendment to this Trust Instrument.

      Section 2. FORMATION OF THE TRUST. The Trust was formed by the Trustees' filing the Trust's certificate of trust with the Office of the Secretary of State of the State of Delaware in accordance with section 3810 of the Delaware Act. It is the intention of the parties hereto that the Trust created thereby and governed hereby constitutes a statutory trust under the Delaware Act and that this Trust Instrument constitutes its governing instrument.

      Section 3. DEFINITIONS. Each Unless otherwise provided or required by the context, wherever they are used herein the following terms have the respective meanings assigned to them below:

      (a) "Administrator" means any party furnishing services to the Trust pursuant to any administration agreement described in Article VII, Section 4;

      (b) "Assets belonging to" a Series has the meaning set forth in Article IV, Section 4;

      (c) "By-laws" means the Trust's By-laws adopted by the Trustees, as amended and in effect from time to time;

      (d) "Class" means a class of Shares of a Series established pursuant to
Article IV;

      (e) "Commission" means the Securities and Exchange Commission;

      (f) "Covered Person" means a Person so defined in Article IX, Section 2;


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      (g) "Creation Unit" has the meaning set forth in Article IV, Section 3;

      (h) "Custodian" means any party furnishing services to the Trust pursuant to any agreement described in Article VII, Section 3;

      (i) "Delaware Act" means Chapter 38 of Title 12 of the Delaware Code, entitled "Treatment of Delaware Statutory Trusts," as amended from time to time;

      (j) "Fundamental Policies" means the investment policies and restrictions of the Trust that are set forth and designated as fundamental policies in the registration statement the trust files with the Commission under the 1940 Act, as it may be amended or supplemented from time to time;

      (k) "Interested Person" has the meaning provided in Section 2(a)(19) of the 1940 Act;

      (l) "Investment Adviser" means any party furnishing services to the Trust pursuant to any investment advisory contract described in Article VII, Section 1;

      (m) "Liabilities" means liabilities, debts, obligations, expenses, costs, charges, and reserves;

      (n) "Majority Shareholder Vote" means "the vote of a majority of the outstanding Voting Securities" as defined in Section 2(a)(42) of the 1940 Act;

      (o) "Net Asset Value per Share" means, with respect to each Series at any time, the value of the Assets belonging to that Series less the Liabilities chargeable to that Series pursuant to Article IV, Section 4, divided by the number of Outstanding Shares, all determined as provided in Article V, Section 3;

      (p) "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding but does not include Shares that the Trust has repurchased or redeemed and that it holds in its treasury;

      (q) "Person" means an individual, corporation, partnership, limited liability company, trust, association, joint venture, or other entity, whether or not a legal entity, or a government or agency or political subdivision thereof;

      (r) "Series" means a series of Shares established pursuant to Article IV;

      (s) "Shareholder" means a record owner of Outstanding Shares;

      (t) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

      (u) "Tax Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute;


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      (v) "Trust" means "WisdomTree Trust," the trust established hereby;

      (w) "Trust Property" means any and all property, real or personal, tangible or intangible, that is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series;

      (x) "Trustee" means an individual who has signed this Trust Instrument, so long as he or she continue in office in accordance with the terms hereof, and each other individual who may from time to time be duly qualified and serving as a Trustee in accordance with Article II, in all cases in his or her capacities as Trustee hereunder;

      (y) "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

Whenever reference is made herein to the Trustees' "discretion," it shall mean their "sole and absolute discretion."

                                   ARTICLE II

                                  THE TRUSTEES

      Section 1. MANAGEMENT OF THE TRUST. The Trust's business and affairs shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination the Trustees make in good faith as to what is in the Trust's interests shall be conclusive.

      Section 2. INITIAL TRUSTEES; ELECTION AND NUMBER OF TRUSTEES. The initial Trustees shall be the individuals initially signing this Trust Instrument. The number of Trustees (other than the initial Trustees) shall be fixed from time to time by a majority of the Trustees; provided, that there shall be at least two Trustees. The Shareholders shall elect the Trustees (other than the initial Trustees) on such dates as the Trustees may fix from time to time.

      Section 3. TERM OF OFFICE OF TRUSTEES. Each Trustee shall hold office for life or until his successor is elected or the Trust terminates, except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective on such delivery or a later date specified therein, (b) any Trustee may be removed with or without cause at any, time by a written instrument signed by at least two-thirds of the other Trustees, specifying the effective date of removal, (c) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement, and
(d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

      Section 4. VACANCIES; APPOINTMENT OF TRUSTEES. Whenever a vacancy exists among the Trustees, regardless of the reason for such vacancy, the remaining Trustees shall appoint any individual they determine in their discretion to fill that vacancy, consistent with


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the limitations under the 1940 Act, including Section 16(a) thereof. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

      Section 5. TEMPORARY VACANCY OR ABSENCE. Until a vacancy among the Trustees is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence) or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder, and their certificate as to such vacancy, absence or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his powers as Trustee for a period not exceeding six months at any one time to any other Trustee or Trustees.

      Section 6. CHAIRMAN. The Trustees shall appoint one of their number to be Chairman of the Trustees. The Chairman shall preside at all meetings of the Trustees and may, without limitation, be the chief executive, financial, and/or accounting officer of the Trust.

      Section 7. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote at a meeting duly called (including at a telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date, and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile, or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

      Section 8. OWNERSHIP OF TRUST PROPERTY. The Trust Property shall be held separate and apart from any assets now or hereafter held by the Trustees or any successor Trustees in any capacity other than as Trustee hereunder. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust or in the name of any Person (including a Custodian) as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any


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right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Shares.

      Section 9. EFFECT OF TRUSTEES NOT SERVING. The death, resignation, retirement, removal, incapacity or inability, or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

      Section 10. TRUSTEES AND OTHERS AS SHAREHOLDERS. Subject to any restrictions in the By-laws, any Trustee, officer, agent, or independent contractor of the Trust may acquire, own, and dispose of Shares to the same extent as any other Shareholder. The Trustees may issue and sell Shares to and buy Shares from any such Person or any firm or company in which such Person is interested, subject only to any general limitations herein.

                                   ARTICLE III

                             POWERS OF THE TRUSTEES

      Section 1. POWERS. The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments but shall have full power and authority to make any investments which they, in their discretion, deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable express limitation herein or in the By-laws or resolutions of the Trust, and any applicable Fundamental Policies, the Trustees shall have power and authority, without limitation:

      (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, and lease any or all of the Trust Property; to invest in obligations and securities of any kind, and without regard to whether they may mature before the possible termination of the Trust; and to invest all or any part of its cash and other property in securities issued by an investment company registered under the 1940 Act or series thereof, subject to the provisions of the 1940 Act;

      (b) To operate as and carry on the business of an investment company registered under the 1940 Act and exercise all the powers necessary and proper to conduct such a business;

      (c) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the Trust business and to alter, amend and repeal them;

      (d) To elect and remove such officers and appoint and terminate such agents as they deem appropriate;


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      (e) To employ as Custodian, subject to any provisions herein or in the
By-laws, one or more banks, trust companies, or companies that are members of a national securities exchange or other entities permitted by the Commission to serve as such;

      (f) To retain one or more transfer agents and Shareholder servicing agents, or both;

      (g) To provide for the distribution of Shares either through a principal underwriter (as defined in Section 2(a)(29) of the 1940 Act) as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

      (h) To set record dates in the manner provided for herein or in the By-laws;

      (i) To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, Investment Adviser, Custodian, or underwriter;

      (j) To sell or exchange any or all of the assets of the Trust, subject to
Article X, Section 4;

      (k) To vote or give assent, or exercise any rights of ownership, with respect to securities or other property and to execute and deliver powers of attorney delegating such power to other Persons;

      (1) To exercise powers and rights of subscription or otherwise that in any manner arise out of ownership of securities;

      (m) To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered, or other negotiable form or (ii) either in the Trust's or Trustees' own name or in the name of a Custodian or a nominee or nominees, subject to safeguards according to the usual practice of business or statutory trusts or investment companies;

      (n) To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes, and separate Shares representing beneficial interests in such Series and to establish separate Classes, all in accordance with Article IV;

      (o) To the full extent permitted by Section 3804(a) of the Delaware Act, to allocate assets and Liabilities of the Trust to a particular Series, and Liabilities to a particular Class, or to apportion the same between or among two or more Series or Classes, provided that any Liabilities incurred by a particular Series or Class shall be payable solely out of the Assets belonging to that Series or Class, respectively, as provided for in Article IV, Section 4;

      (p) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;


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      (q) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including claims for taxes;

      (r) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

      (s) To borrow money;

      (t) To establish, from time to time, a minimum total investment for Shareholders and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum on giving notice to such Shareholder;

      (u) To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any legal action, suit, or proceeding, pending or threatened;

      (v) To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of, or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued; and

      (w) To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

The powers and authorities enumerated in the preceding clauses shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

      Section 2. CERTAIN TRANSACTIONS. Except as prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator, distributor, or transfer agent for the Trust or with any Interested Person of such Person. The Trust may employ any such Person, or entity in which such Person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, distributor, transfer agent, distribution disbursing agent, or Custodian or in any other capacity on customary terms.


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                                   ARTICLE IV

                             SERIES; CLASSES; SHARES

      Section 1. ESTABLISHMENT OF SERIES AND CLASSES. The Trust shall consist of one or more separate and distinct Series created and maintained in accordance with Article III, Section 1(n), and this Article IV. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution of the Trustees. The Trustees may designate the rights and preferences of the Shares of each Series relative to the Shares of any other Series. The Trustees may divide the Shares of any Series into any number of Classes representing interests in the Assets belonging to that Series, each Share of each such Class having an equal beneficial interest in such assets and identical voting, distribution, liquidation, and other rights and subject to the same terms and conditions, except that (a) expenses allocated to a Class may be borne solely by that Class as determined by the Trustees and (b) a Class may have exclusive voting rights with respect to matters affecting only that Class. The Trust shall maintain separate and distinct records for each Series and shall hold and account for the Assets belonging thereto separately from the other assets of the Trust or Assets belonging to any other Series. A Series may issue any number of Shares and need not issue Shares. Each holder of Shares of a Series shall be entitled to receive his pro rata share of all distributions made with respect to such Series. On redemption of Shares of a Series, the redeeming Shareholder shall be paid solely out of the Assets belonging to that Series. The Trustees may change the name of any Series or Class in their discretion.

      Section 2. SHARES. The beneficial interest in each Series shall be divided into Shares of one or more Classes. The number of Shares of each Series and Class shall be unlimited, and each Share shall have a par value of $0.001. All Shares issued hereunder shall be fully paid and non-assessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority, in their discretion and without obtaining Shareholder approval, (a) to issue Shares, in addition to then issued and outstanding Shares and Shares held in the treasury, at such times and on such terms and conditions as they deem appropriate, (b) to issue fractional Shares and Shares held in the Trust's treasury, (c) to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights, and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares), (d) to divide or combine the Shares of any Series or Classes into a greater or lesser number, (e) to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes, (f) to abolish any one or more Series or Classes, (g) to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses, and (h) to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the Trust's treasury shall not confer any voting rights on the Trustees and shall not be entitled to any distributions declared with respect to the Shares.

      Section 3. INVESTMENTS IN THE TRUST. The Trustees, in their discretion, may from time to time, without a vote of the Shareholders, permit the purchase of Shares of any Series by such Persons and on such terms as they may from time to time authorize. At the


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Trustees' discretion, the consideration for such purchases of Shares of a
Series, subject to applicable law, may be in the form of cash and/or securities in which that Series is authorized to invest, valued as provided in Article V,
Section 3, and the Trustees may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Shares of any Series, if the Trustees so determine, shall be issued only in aggregations of such number of those Shares (each, a "Creation Unit") and on such days as the Trustees determine or as determined pursuant to procedures or methods the Trustees prescribe or approve from time to time with respect to such Series; a Series will not issue fractional Creation Units. The Trustees shall have the unrestricted power to alter the number of Shares constituting a Creation Unit by resolution adopted by them, at any time. Investment in a Series shall be credited to the investing Shareholder's account in the form of full (and, unless the Shareholder is purchasing a Creation Unit, fractional) Shares at the Net Asset Value per Share next determined after the investment is received or accepted, as the Trustees determine; provided that the Trustees may, in their discretion, (a) impose a sales charge, transaction fee, or other fee in connection with the sale of Shares of any Series or Class, (b) issue fractional Shares, or (c) determine the Net Asset Value per Share of the initial capital contribution for any Series. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

      Section 4. ASSETS AND LIABILITIES OF SERIES. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested and all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange, or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) (collectively "Assets belonging to" that Series), shall be held and accounted for separately from the other assets of the Trust and Assets belonging to every other Series. The Assets belonging to a Series shall belong only to that Series for all purposes and to no other Series, subject only to the rights of creditors of that Series. Any assets, income, earnings, profits, proceeds, funds, and/or payments that are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between or among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding on the Shareholders of all Series for all purposes, and the assets, income, earnings, profits, proceeds, funds, and payments so allocated to a Series shall be treated for all purposes as Assets belonging to that Series. The Assets belonging to a Series shall be so recorded on the Trust's books and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The Assets belonging to a Series shall be charged with all Liabilities of and/or attributable to that Series, except that Liabilities allocated solely to a particular Class shall be borne by that Class. Any Liabilities of the Trust that are not readily identifiable as chargeable to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding on the Shareholders of all Series and Classes for all purposes.

      Without limiting the foregoing, but subject to the right of the Trustees to allocate Liabilities as herein provided, the Liabilities incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable only against the Assets belonging to that Series and not against the assets of the Trust generally or the Assets belonging to any other Series. Notice of this contractual limitation on Liabilities among Series may, in the Trustees' discretion,


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be set forth in the Trust's certificate of trust (whether originally or by amendment) as filed or to be filed in the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and on the giving of such notice in the certificate of trust, the provisions of Section 3804(a) of the Delaware Act relating to limitations on Liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any Person extending credit to, contracting with, or having any claim against any Series may look only to the Assets belonging to that Series to satisfy or enforce any Liability with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any Assets belonging to any other Series.

      Section 5. OWNERSHIP AND TRANSFER OF SHARES. The Trust shall maintain, or cause a transfer agent to maintain on its behalf, a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by each such Shareholder, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates.

      Section 6. STATUS OF SHARES; LIMITATION OF SHAREHOLDER LIABILITY. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by this Trust Instrument and to have become a party hereto. No Shareholder shall be personally liable for the Liabilities incurred by, contracted for, or otherwise existing with respect to the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may be enforced only against the assets of the Trust or Assets belonging to that Series, respectively; however, the omission of such statement shall not operate to bind, or create personal liability for, any Shareholder or Trustee.

                                    ARTICLE V

                          DISTRIBUTIONS AND REDEMPTIONS

      Section 1. DISTRIBUTIONS. The Trustees may declare and pay distributions, including dividends on Shares of a particular Series and other distributions from the Assets belonging to that Series. The Trustees shall determine the amount and payment of distributions and their form, whether in cash, Shares, or other Trust Property. Distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders any distribution reinvestment plan, cash distribution payout plan, or similar plan they deem appropriate.

      Section 2. REDEMPTIONS. The Trustees may specify conditions, prices (based on the Net Asset Value per Share next determined after receipt of a proper order therefor), and places of redemption, binding requirements for the proper form or forms of requests for redemption, and the amount of any deferred sales charge to be withheld from redemption proceeds. Payment of the redemption price may be made in cash and/or securities or other assets at their value used in determining the Net Asset Value per Share on which such redemption price is based. After redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms the Trustees set, including the failure of a Shareholder to supply a taxpayer identification number if required to do so, to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares they require for payment of amounts due and owing by a Shareholder to the Trust or any Series or any governmental authority. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series to redeem Shares during any period of time when and to the extent permissible under the 1940 Act. The Shares of any Series, if the Trustees so determine, shall be redeemable only in such Creation Unit aggregations and on such days as the Trustees determine or as determined pursuant to procedures or methods the Trustees prescribe or approve from time to time with respect to such Series. Each holder of a Creation Unit, on request to the Trust in accordance with procedures the Trustees establish, shall be entitled to require the Trust to redeem all or any number of such holder's Shares standing in the holder's name on the Trust's books (but only in full Creation Units in the case of any Series as to which the Trustees have determined that its Shares shall be redeemable only in full Creation Units), at a redemption price per share equal to an amount determined by the Trustees in accordance with applicable laws.

      Section 3. DETERMINATION OF NET ASSET VALUE PER SHARE. The Trustees shall cause the Net Asset Value per Share of each Series and Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine the Net Asset Value per Share to one or more Trustees or officers of the Trust or to a Custodian, depository, or other agent appointed for such purpose. The Net Asset Value per Share shall be determined separately for each Series and Class at times the Trustees prescribe or, in the absence of action by the Trustees, as of the close of regular trading on the New York Stock Exchange on each day for all or part of which such exchange is open for unrestricted trading.

      Section 4. SUSPENSION OF RIGHT OF REDEMPTION. If, as referred to in
Section 2 of this Article, the Trustees suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees specify but not later than the close of business on the business day next following the declaration of suspension. Thereafter, Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

                                   ARTICLE VI

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

      Section 1. VOTING POWERS. The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article, (b) the removal of Trustees as provided in Article II, Section 3(d),
(c) any investment advisory contract as provided in Article VII, Section 1, (d) any termination of the Trust as provided in Article X, Section 4(a), (e) the amendment of this Trust Instrument to the extent provided in Article X, Section 8, and (f) additional matters relating to the Trust required or authorized by law, this Trust Instrument or the By-laws, or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

      On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (b) when the Trustees determine that the matter affects the interests of more than one Series or Class, the Shareholders of all such Series or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws, which may provide that proxies may be given by any electronic or telecommunications device or in any other manner, either in all cases or in certain cases described in the Bylaws or in a resolution of the Trustees. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument, or the By-laws.

      Section 2. MEETINGS OF SHAREHOLDERS. The first Shareholders' meeting shall be held to elect Trustees at such time and place as the Trustees designate. Special meetings of the Shareholders of any Series or Class may be called by the Trustees and shall be called by the Trustees on the written request of Shareholders owning at least ten percent of the Outstanding Shares of such Series or Class entitled to vote. Shareholders shall be entitled to at least fifteen days' notice of any meeting, given as determined by the Trustees.

      Section 3. QUORUM; REQUIRED VOTE. One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Trust Instrument, or the By-laws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted on with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy voted on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be.

                                   ARTICLE VII

                        CONTRACTS WITH SERVICE PROVIDERS

      Section 1. INVESTMENT ADVISORY CONTRACTS. Subject to a Majority Shareholder Vote when required by law, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the Investment Adviser to effect purchases, sales, or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales, or exchanges pursuant to recommendations of the Investment Adviser. The Trustees may authorize the Investment Adviser to employ one or more investment sub-advisers.

      Section 2. DISTRIBUTION CONTRACTS. The Trustees may enter into contracts on behalf of the Trust or any Series or Class providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to applicable rules and regulations.

      Section 3. CUSTODY AGREEMENTS. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a Custodian on terms and conditions acceptable to the Trustees providing for the Custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same on written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds on orders or vouchers, and (d) employ one or more sub-custodians.

      Section 4. OTHER CONTRACTS. The Trustees, on behalf of the Trust or any Series or Class, may enter into one or more contracts for processing Creation Units and with respect to the secondary market trading of Shares, transfer agency agreements, Shareholder service agreements, administration agreements, calculation agent agreements, and management contracts with any party or parties on terms and conditions acceptable to the Trustees.

      Section 5. PARTIES TO CONTRACTS WITH SERVICE PROVIDERS. The Trustees may enter into any contract referred to in this Article with any entity, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No Person having such a relationship shall be disqualified from voting on or executing a contract in his capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom; provided, that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the By-laws. Any contract referred to in Sections 1 or 2 of this Article shall be consistent with and subject to the applicable requirements of
Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval thereof or its renewal. No amendment to a contract referred to in
Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act and the rules and orders thereunder.

                                  ARTICLE VIII

                        EXPENSES OF THE TRUST AND SERIES

      Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the Trust estate or the Assets belonging to that Series, respectively, for their expenses and disbursements, including the following: interest charges, taxes, brokerage fees, and commissions; expenses of issuing, repurchasing, and redeeming Shares; certain insurance premiums; applicable fees, interest charges, and expenses of third parties, including the Trust's Investment Adviser, manager, Administrator, distributor, Custodian, transfer agent, and fund accountant; fees of pricing, interest, dividend credit, and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal, and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information thereof, and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery, and supplies; fees of the Trustees; compensation of the Trust's officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and other non-recurring items that may arise, including the expenses of litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the Assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the Assets belonging to each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses, and liabilities.

                                   ARTICLE IX

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

      Section 1. LIMITATION OF LIABILITY. All Persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or Assets belonging to such Series, respectively, for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees, or agents, whether past, present, or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, Investment Adviser, or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

      Section 2. INDEMNIFICATION.

      (a) Subject to the exceptions and limitations contained in subsection (b) below:

            (i) every Person who is, or has been, a Trustee or an officer, employee, or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series (out of Assets belonging to that Series) to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit, or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof; provided that the transfer agent of the Trust or any Series shall not be considered an agent for these purposes unless expressly deemed to be such by the Trustees in a resolution referring to this Article.

            (ii) as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits, or proceedings (civil, criminal, or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties, and other liabilities.

      (b) No indemnification shall be provided hereunder to a Covered Person:

            (i) who has been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

            (ii) in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office (A) by the court or other body approving the settlement, (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based on a review of readily available facts (as opposed to a full trial-type inquiry), or (C) by written opinion of independent legal counsel based on a review of readily available facts (as opposed to a full trial-type inquiry).

      (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors, and administrators of a Covered Person.

      (d) To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described in subsection (a) of this Section shall be paid by the Trust or applicable Series from time to time prior to final disposition thereof on receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section, provided that either (i) such Covered Person has provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments, or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, has determined, based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

      (e) Any repeal or modification of this Article IX by the Shareholders, or adoption or modification of any other provision of this Trust Instrument or the By-laws inconsistent with this Article, shall be prospective only, to the extent that such repeal, modification, or adoption would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission that occurred prior to such repeal, modification, or adoption.

      Section 3. INDEMNIFICATION OF SHAREHOLDERS. If any Shareholder or former Shareholder of any Series is held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives or, in the case of any entity, its general successor) shall be entitled out of the Assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, on request by such Shareholder or former Shareholder, assume the defense of any claim made against him for any act or obligation of that Series and satisfy any judgment thereon from the Assets belonging to that Series.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 1. TRUST NOT A PARTNERSHIP. This Trust Instrument creates a trust and not a partnership, and no Trustee shall have any power to bind personally either the Trust's officers or any Shareholder. It is intended that the Trust (or each Series if there is more than one

Series) be classified as an association (and thus a corporation) for federal tax purposes, and the Trustees shall do all things they, in their discretion, determine are necessary to achieve that objective, including affirmatively electing such classification on Internal Revenue Form 8832. Each Trustee is hereby authorized to sign such form on behalf of the Trust or any Series, and the Trustees may delegate such authority to any executive officer(s) of the Trust's or any Series' investment manager. The Trustees, in their discretion and without the vote or consent of the Shareholders, may amend this Trust Instrument to ensure that this objective is achieved.

      Section 2. TRUSTEE ACTION; EXPERT ADVICE; NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding on everyone interested. Subject to Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

      Section 3. RECORD DATES. The Trustees may fix in advance a date up to 90 days before the date of any Shareholders' meeting, the date for the payment of any distributions, the date for the allotment of rights, or the date when any change, conversion, or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, to receive payment of such distribution, to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion, or exchange of Shares.

      Section 4. TERMINATION OF THE TRUST.

      (a) The Trust shall have perpetual existence. Subject to a Majority Shareholder Vote of the Trust or of each Series to be affected, the Trustees may --

            (i) sell and convey or otherwise transfer all or substantially all of the assets of the Trust or of the Assets belonging to any Series to another Series or to another entity that is an open-end investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration, which may include the assumption of all outstanding taxes and other Liabilities, accrued or contingent, of the Trust or transferor Series, and which may include shares of or interests in such transferee Series, entity, or series thereof or

            (ii) at any time sell and convert into money all or substantially all of the assets of the Trust or of the Assets belonging to any Series.

Pursuant to a transfer or conversion described in clause (i) or (ii), on making reasonable provision for the payment of all known Liabilities of the Trust or affected Series, by an assumption described above or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or affected Series; provided that the payment to any particular Class of such Series may be reduced by any fees, expenses, or charges allocated to that Class.

      (b) The Trustees may take any of the actions specified in subsection
(a)(i) and (ii) above without obtaining a Majority Shareholder Vote of the Trust or any Series if a majority of the Trustees determines that the continuation of the Trust or Series is not in the best interests of the Trust, such Series, or their respective Shareholders as a result of factors or events adversely affecting the ability of the Trust or such Series to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size, changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests, or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series.

      (c) On completion of the distribution of the remaining proceeds or assets pursuant to subsection (a), the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right, title, and interest of all parties therein shall be canceled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

      Section 5. REORGANIZATION.

      (a) Notwithstanding anything else herein but subject to applicable federal and state law, the Trustees may, without any Shareholder vote or approval, (a) cause the Trust to merge or consolidate with or into, or be reorganized as, another trust, or a corporation, partnership, limited liability company, association, or other organization, organized under the laws of Delaware or any other jurisdiction, or a segregated portfolio of assets ("series") of any of the foregoing (each, as used in this paragraph, an "Entity"), if the surviving or resulting Entity is the Trust or another open-end management investment company, within the meaning of the 1940 Act, that will succeed to or assume the Trust's registration under the 1940 Act, (b) cause any Series to merge or consolidate with or into, or be reorganized as, a newly organized Entity in a transaction or series of transactions intended to qualify as a reorganization under section 368(a)(1)(F) of the Tax Code or a successor provision, (c) cause the Trust to incorporate under the laws of Delaware or any other jurisdiction, and/or (d) cause to be organized, or assist in organizing, an Entity to acquire all or part of the Trust Property or of the Assets belonging to a Series or to carry on any business in which the Trust directly or indirectly has any interest and to sell, convey, and transfer all or part of the Trust Property or of the Assets belonging to a Series to any such Entity in exchange for shares or other equity securities thereof or otherwise and to lend money to, subscribe for the shares or other equity securities of, and enter into any contracts with any such Entity; provided that the Trustees shall provide written notice to affected Shareholders of any transaction whereby the Trust sells, conveys, or otherwise transfers all or part of the Trust Property or of the Assets belonging to any Series to another Entity or the Trust or any Series merges or consolidates with or into, or is reorganized as, another Entity. The transactions described in this Section 5 may be effected through share-for-share exchanges, transfers or sale of assets, shareholder in-kind redemptions and purchases, exchange offers, or any other method the Trustees approve.

      (b) Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid. Pursuant to and in accordance with Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to this Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

      Section 6. TRUST INSTRUMENT. The original or a copy of this Trust Instrument and of each amendment hereto or restatement hereof shall be kept at the Trust's office, where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendment or restatement and as to any matters in connection with the Trust. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

      Section 7. APPLICABLE LAW. This Trust Instrument and the Trust created hereunder are governed by and shall be construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided that the following shall not apply to the Trust, the Trustees, or this Trust
Instrument: (a) Section 3540 of Title 12 of the Delaware Code; or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such action.

      Section 8. AMENDMENTS. The Trustees may, without any Shareholder vote, amend this Trust Instrument by making an amendment or an amended and restated trust instrument; provided that Shareholders shall have the right to vote on any amendment (a) that would affect their voting rights granted in Article VI,
Section 1, (b) to this Section 8, (c) required to be approved by Shareholders by law or by the Trust's registration statement(s) filed with the Commission, and
(d) submitted to them by the Trustees in their discretion. Any amendment submitted to Shareholders that the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series, and no vote shall be required of Shareholders of Series not affected. Notwithstanding anything else herein, any amendment to Article IX that would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of` this sentence, shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

      Section 9. FISCAL YEAR. The fiscal year of the Trust shall end on a specified date set forth in the By-Laws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

      Section 10. SEVERABILITY. The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the Tax Code provisions that apply to regulated investment companies, or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof is held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

      Section 11. INTERPRETATION. As used herein, the masculine gender includes all genders, and the singular includes the plural, and vice versa. Headings are for convenience only and shall not affect the construction of this Trust Instrument.

      IN WITNESS WHEREOF, the undersigned, being the initial Trustees, have executed this Trust Instrument as of the date first above written.


                                /s/ Jonathan Steinberg
                                ------------------------------------------------
                                Jonathan Steinberg, as Trustee and not
                                individually

                                /s/ Marc Ruskin
                                ------------------------------------------------
                                Marc Ruskin, as Trustee and not individually

                                /s/ Richard Morris
                                ------------------------------------------------
                                Richard Morris, as Trustee and not individually


              Address of each:  48 Wall Street, Suite 1100
                                New York, NY 10005

                                   SCHEDULE A

                               SERIES OF THE TRUST

                            (as of November 8, 2006)

WISDOMTREE DOMESTIC FUNDS

WisdomTree(SM) Total Dividend Fund

WisdomTree High-Yielding Equity(SM) Fund

WisdomTree LargeCap Dividend Fund

WisdomTree Dividend Top 100(SM) Fund

WisdomTree MidCap Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree Communications Sector Fund

WisdomTree Financials Sector Fund

WisdomTree REIT Sector Fund

WisdomTree Utilities Sector Fund

WisdomTree Total Earnings Fund

WisdomTree LargeCap Earnings Fund

WisdomTree MidCap Earnings Fund

WisdomTree SmallCap Earnings Fund

WisdomTree Earnings Top 100 Fund

WisdomTree Low P/E Fund

WISDOMTREE INTERNATIONAL FUNDS

WisdomTree DIEFA(SM) Fund

WisdomTree DIEFA High-Yielding Equity Fund

WisdomTree Europe Total Dividend Fund

WisdomTree Europe High-Yielding Equity Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Japan Total Dividend Fund

WisdomTree Japan High-Yielding Equity Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Pacific ex-Japan Total Dividend Fund

WisdomTree Pacific ex-Japan High-Yielding Equity Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International Dividend Top 100(SM) Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Asia Emerging Markets Total Dividend Fund

WisdomTree Asia Emerging Markets High-Yielding Equity Fund

WisdomTree Emerging Markets Total Dividend Fund

WisdomTree Emerging Markets High Yielding Equity Fund

WisdomTree Emerging Markets Dividend Top 100 Fund

WisdomTree Latin America Dividend Fund

WisdomTree Australia Total Dividend Fund

WisdomTree Canada Total Dividend Fund

WisdomTree China Total Dividend Fund

WisdomTree France Total Dividend Fund

WisdomTree Germany Total Dividend Fund

WisdomTree Hong Kong Total Dividend Fund

WisdomTree India Total Dividend Fund

WisdomTree Malaysia Total Dividend Fund

WisdomTree Singapore Total Dividend Fund

WisdomTree Sweden Total Dividend Fund

WisdomTree South Africa Total Dividend Fund

WisdomTree South Korea Total Dividend Fund

WisdomTree Taiwan Total Dividend Fund

WisdomTree United Kingdom Total Dividend Fund

WisdomTree United Kingdom High-yielding Equity Fund

WisdomTree International Basic Materials Sector Fund

WisdomTree International Communications Sector Fund

WisdomTree International Consumer Cyclical Sector Fund

WisdomTree International Consumer Non-Cyclical Sector Fund

WisdomTree International Energy Sector Fund

WisdomTree International Financial Sector Fund

WisdomTree International Health Care Sector Fund

WisdomTree International Industrial Sector Fund

WisdomTree International Real Estate Sector Fund

WisdomTree International Technology Sector Fund

WisdomTree International Utilities Sector Fund